Exhibit 22.1
List of Guarantor Subsidiaries
The following securities issued by T-Mobile USA, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (collectively, the “T-Mobile USA Notes”) were outstanding as of March 31, 2020, including those that may no longer be subject to reporting as provided by Regulation S-X Rule 13-01:

Description of Notes
5.300% senior notes due 2021 held by affiliate
4.000% senior notes due 2022
4.000% senior notes due 2022-1 held by affiliate
6.000% senior notes due 2023
6.000% senior notes due 2024
6.000% senior notes due 2024 held by affiliate
6.500% senior notes due 2024
5.125% senior notes due 2025
5.125% senior notes due 2025-1 held by affiliate
6.375% senior notes due 2025
4.500% senior notes due 2026
4.500% senior notes due 2026-1 held by affiliate
6.500% senior notes due 2026
5.375% senior notes due 2027
5.375% senior notes due 2027-1 held by affiliate
4.750% senior notes due 2028
4.750% senior notes due 2028-1 held by affiliate

As of March 31, 2020, the obligors under the T-Mobile USA Notes consisted of the Company, as a guarantor, and the following of its subsidiaries:

Name of Subsidiary	Jurisdiction of Organization	Obligor Type
IBSV LLC	Delaware	Guarantor
Layer3 TV, Inc.	Delaware	Guarantor
L3TV Chicagoland Cable System, LLC	Delaware	Guarantor
L3TV Colorado Cable System, LLC	Delaware	Guarantor
L3TV Dallas Cable System, LLC	Delaware	Guarantor
L3TV DC Cable System, LLC	Delaware	Guarantor
L3TV Detroit Cable System, LLC	Delaware	Guarantor
L3TV Los Angeles Cable System, LLC	Delaware	Guarantor
L3TV Minneapolis Cable System, LLC	Delaware	Guarantor
L3TV New York Cable System, LLC	Delaware	Guarantor
L3TV Philadelphia Cable System, LLC	Delaware	Guarantor
L3TV San Francisco Cable System, LLC	Delaware	Guarantor
L3TV Seattle Cable System, LLC	Delaware	Guarantor
MetroPCS California, LLC	Delaware	Guarantor
MetroPCS Florida, LLC	Delaware	Guarantor
MetroPCS Georgia, LLC	Delaware	Guarantor
MetroPCS Massachusetts, LLC	Delaware	Guarantor
MetroPCS Michigan, LLC	Delaware	Guarantor
MetroPCS Networks California, LLC	Delaware	Guarantor
MetroPCS Networks Florida, LLC	Delaware	Guarantor
MetroPCS Nevada, LLC	Delaware	Guarantor
MetroPCS New York, LLC	Delaware	Guarantor
MetroPCS Pennsylvania, LLC	Delaware	Guarantor
MetroPCS Texas, LLC	Delaware	Guarantor
PushSpring, Inc.	Delaware	Guarantor
T-Mobile Central LLC	Delaware	Guarantor
T-Mobile Financial LLC	Delaware	Guarantor
T-Mobile Leasing LLC	Delaware	Guarantor
T-Mobile License LLC	Delaware	Guarantor
T-Mobile Northeast LLC	Delaware	Guarantor
T-Mobile PCS Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico Holdings LLC	Delaware	Guarantor
T-Mobile Puerto Rico LLC	Delaware	Guarantor
T-Mobile Resources Corporation	Delaware	Guarantor
T-Mobile South LLC	Delaware	Guarantor
T-Mobile Subsidiary IV LLC	Delaware	Guarantor
T-Mobile USA, Inc.	Delaware	Issuer
T-Mobile West LLC	Delaware	Guarantor
Theory Mobile, Inc.	Delaware	Guarantor